INTERIM INVESTMENT MANAGEMENT AGREEMENT

      INTERIM INVESTMENT MANAGEMENT AGREEMENT made this 12th day of October, 2010, by and between FIRST TRUST STRATEGIC HIGH INCOME FUND, a Massachusetts business trust (the "Fund"), and FIRST TRUST ADVISORS L.P., an Illinois limited partnership (the "Adviser").

                                  WITNESSETH:

      WHEREAS, the Fund has entered into with the Adviser an investment management agreement dated July 26, 2005 (the "Management Agreement") pursuant to which the Adviser serves as the Funds' investment adviser;

      WHEREAS, effective this date, James A. Bowen, the President of the Adviser, has acquired all the common stock of The Charger Corporation, the general partner to the Adviser (the "Transaction");

      WHEREAS, the Transaction operates as an "assignment" of the Management Agreement that terminates the Management Agreement pursuant to Section 12 thereof;

      WHEREAS, the Fund desires to continue to retain the Adviser to furnish certain investment advisory and portfolio management services for the Fund; and

      WHEREAS, the Fund and Adviser desire to enter into this agreement (the "Agreement") pursuant to Rule 15a-4 under the 1940 Act (as defined below), under which the Adviser will furnish certain investment advisory and portfolio management services for the Fund upon the terms and conditions hereafter set forth;

      NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

       1. The Fund hereby engages the Adviser to act as the investment adviser for, and to manage the investment and reinvestment of the assets of, the Fund in accordance with the Fund's investment objectives and policies and limitations, and to administer the Fund's affairs to the extent requested by and subject to the supervision of the Board of Trustees of the Fund for the period and upon the terms herein set forth. The investment of the Fund's assets shall be subject to the Fund's policies, restrictions and limitations with respect to securities investments as set forth in the Fund's then current registration statement under the Investment Company Act of l940 (the "1940 Act"), and all applicable laws and the regulations of the Securities and Exchange Commission relating to the management of registered closed-end management investment companies.

      The Adviser accepts such employment and agrees during such period to render such services, to furnish office facilities and equipment and clerical, bookkeeping and administrative services (other than such services, if any,


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provided by the Fund's transfer agent, administrator or other service providers)
for the Fund, to permit any of its officers or employees to serve without compensation as trustees or officers of the Fund if elected to such positions, and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall at its own expense furnish all executive and other personnel, office space, and office facilities required to render the investment management and administrative services set forth in this Agreement. In the event that the Adviser pays or assumes any expenses of the Fund not required to be paid or assumed by the Adviser under this Agreement, the Adviser shall not be obligated hereby to pay or assume the same or similar expense in the future; provided that nothing contained herein shall be deemed to relieve the Adviser of any obligation to the Fund under any separate agreement or arrangement between the parties.

       2. The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for nor represent the Fund in any way, nor otherwise be deemed an agent of the Fund.

       3. For the services and facilities described in Section 1, the Fund will pay to the Adviser, and the Adviser agrees to accept as full compensation therefor, an investment management fee equal to the annual rate of .90% of the Fund's Managed Assets, as such term is defined herein. "Managed Assets" means the average daily gross asset value of the Fund which includes assets attributable to the Fund's Preferred Shares (as such term is defined in the Fund's prospectus), if any, and the principal amount of borrowings, minus the sum of the Fund's accrued and unpaid dividends on any outstanding Preferred Shares and accrued liabilities (other than the principal amount of any borrowings incurred, commercial paper or notes issued by the Fund and the liquidation preference of outstanding Preferred Shares). The compensation accrued hereunder will be held in an interest-bearing escrow account with the Fund's custodian or another bank (as defined in the 1940 Act) designated by the Fund. If a new investment management agreement (the "New Management Agreement") with the Adviser for the Fund is approved by the vote of a majority of the outstanding voting securities of the Fund by the end of the 150-day term of this Agreement, the amount in the escrow account (including the interest earned) will be paid to the Adviser. If a majority of the outstanding voting securities of the Fund does not approve the New Management Agreement with the Adviser within the 150-day period, the Adviser will be paid, out of the escrow account, the lesser of: (i) any costs incurred by the Adviser in performing the Agreement (plus interest earned on that amount while in escrow); or (ii) the total amount in the escrow account (plus interest earned).

      For the month and year in which this Agreement becomes effective, or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement shall have been in effect during the month and year, respectively. The services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

       4. The Adviser shall arrange for suitably qualified officers or employees of the Adviser to serve, without compensation from the Fund, as trustees, officers or agents of the Fund, if duly elected or appointed to such positions, and subject to their individual consent and to any limitations imposed by law.


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       5. For purposes of this Agreement, brokerage commissions paid by the Fund upon the purchase or sale of the Fund's portfolio securities shall be considered a cost of securities of the Fund and shall be paid by the Fund.

       6. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of the Fund's securities on behalf of the Fund, and is directed to use its commercially reasonable efforts to obtain best execution, which includes most favorable net results and execution of the Fund's orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. Subject to approval by the Fund's Board of Trustees and to the extent permitted by and in conformance with applicable law (including Rule 17e-1 of the 1940 Act), the Adviser may select brokers or dealers affiliated with the Adviser. It is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund, or be in breach of any obligation owing to the Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Adviser's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion.

      In addition, the Adviser may, to the extent permitted by applicable law, aggregate purchase and sale orders of securities with similar orders being made simultaneously for other accounts managed by the Adviser or its affiliates, if in the Adviser's reasonable judgment such aggregation shall result in an overall economic benefit to the Fund, taking into consideration the selling or purchase price, brokerage commissions and other expenses. In the event that a purchase or sale of an asset of the Fund occurs as part of any aggregate sale or purchase orders, the objective of the Adviser and any of its affiliates involved in such transaction shall be to allocate the securities so purchased or sold, as well as expenses incurred in the transaction, among the Fund and other accounts in an equitable manner. Nevertheless, the Fund acknowledges that under some circumstances, such allocation may adversely affect the Fund with respect to the price or size of the securities positions obtainable or salable. Whenever the Fund and one or more other investment advisory clients of the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by the Adviser to be equitable to each, although such allocation may result in a delay in one or more client accounts being fully invested that would not occur if such an allocation were not made. Moreover, it is possible that due to differing investment objectives or for other reasons, the Adviser and its affiliates may purchase securities of an issuer for one client and at approximately the same time recommend selling or sell the same or similar types of securities for another client.

      The Adviser will not arrange purchases or sales of securities between the Fund and other accounts advised by the Adviser or its affiliates unless (a) such purchases or sales are in accordance with applicable law (including Rule 17a-7 of the 1940 Act) and the Fund's policies and procedures, (b) the Adviser determines the purchase or sale is in the best interests of the Fund, and (c) the Fund's Board of Trustees have approved these types of transactions.

      To the extent the Fund seeks to adopt, amend or eliminate any objectives, policies, restrictions or procedures in a manner that modifies or restricts Adviser's authority regarding the execution of the Fund's portfolio transactions, the Fund agrees to use reasonable commercial efforts to consult with the Adviser regarding the modifications or restrictions prior to such adoption, amendment or elimination.

      The Adviser will communicate to the officers and trustees of the Fund such information relating to transactions for the Fund as they may reasonably request. In no instance will portfolio securities be purchased by or sold to the Adviser or any affiliated person of either the Fund or the Adviser, except as may be permitted under the 1940 Act.

         The Adviser further agrees that it:

             (a) will use the same degree of skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

             (b) will conform in all material respects to all applicable rules and regulations of the Securities and Exchange Commission and comply in all material respects with all policies and procedures adopted by the Board of Trustees for the Fund and communicated to the Adviser and, in addition, will conduct its activities under this Agreement in all material respects in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

             (c) will report regularly to the Board of Trustees of the Fund (generally on a quarterly basis) and will make appropriate persons available for the purpose of reviewing with representatives of the Board of Trustees on a regular basis at reasonable times the management of the Fund, including, without limitation, review of the general investment strategies of the Fund, the performance of the Fund's investment portfolio in relation to relevant standard industry indices and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Board of Trustees of the Fund; and

             (d) will prepare and maintain such books and records with respect to the Fund's securities and other transactions as required under applicable law and will prepare and furnish the Fund's Board of Trustees such periodic and special reports as the Board of Trustees may reasonably request. The Adviser further agrees that all records which it maintains for the Fund are the property of the Fund and the Adviser will surrender promptly to the Fund any such records upon the request of the Fund (provided, however, that Adviser shall be permitted to retain copies thereof); and shall be permitted to retain originals (with copies to the
      Fund) to the extent required under Rule 204-2 of the Investment Advisers Act of 1940 or other applicable law.

       7. Subject to applicable statutes and regulations, it is understood that officers, trustees, or agents of the Fund are, or may be, interested persons (as such term is defined in the 1940 Act and rules and regulations thereunder) of the Adviser as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Adviser may be interested persons of the Fund otherwise than as trustees, officers or agents.

       8. The Adviser shall not be liable for any loss sustained by reason of the purchase, sale or retention of any security, whether or not such purchase, sale or retention shall have been based upon the investigation and research made by any other individual, firm or corporation, if such recommendation shall have been selected with due care and in good faith, except loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

       9. Subject to obtaining the initial and periodic approvals required under
Section 15 of the 1940 Act, the Adviser may retain one or more sub-advisers at the Adviser's own cost and expense for the purpose of furnishing one or more of the services described in Section 1 hereof with respect to the Fund. Retention of a sub-adviser shall in no way reduce the responsibilities or obligations of the Adviser under this Agreement and the Adviser shall be responsible to the Fund for all acts or omissions of any sub-adviser in connection with the performance of the Adviser's duties hereunder.

      10. The Fund acknowledges that the Adviser now acts, and intends in the future to act, as an investment adviser to other managed accounts and as investment adviser or investment sub-adviser to one or more other investment companies. In addition, the Fund acknowledges that the persons employed by the Adviser to assist in the Adviser's duties under this Agreement will not devote their full time to such efforts. It is also agreed that the Adviser may use any supplemental research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts and for managing its own accounts.

      11. This Agreement shall become effective upon consummation of the Transaction (the "Effective Date") and shall remain in full force for (i) 150 days following the Effective Date or (ii) until a vote of a majority of the outstanding voting securities of the Fund shall approve the New Management Agreement with the Adviser or (iii) unless sooner terminated as hereinafter provided, whichever occurs first.

      This Agreement shall automatically terminate in the event of its assignment, and may be terminated at any time without the payment of any penalty by the Adviser upon sixty (60) days' written notice to the other party. The Fund may terminate this Agreement upon ten (10) calendar days' written notice to the Adviser without the payment of any penalty. The Fund may effect termination by action of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, accompanied by appropriate notice. This Agreement may be terminated, at any time, without the payment of any penalty, by the Board of Trustees of the Fund, or by vote of a majority of the outstanding voting securities of the Fund, in the event that it shall have been established by a court of competent jurisdiction that the Adviser, or any officer or director of the Adviser, has taken any action which results in a breach of the material covenants of the Adviser set forth herein. Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation, described in Section 3, earned prior to such termination and for any additional period during which the Adviser serves as such for the Fund, subject to applicable law. The terms "assignment" and "vote of the majority of outstanding voting securities" shall have the same meanings set forth in the 1940 Act and the rules and regulations thereunder.

      12. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder shall not be thereby affected.

      13. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for receipt of such notice.

      14. All parties hereto are expressly put on notice of the Fund's Declaration of Trust and all amendments thereto, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts and the limitation of shareholder and trustee liability contained therein. This Agreement is executed on behalf of the Fund by the Fund's officers as officers and not individually and the obligations imposed upon the Fund by this Agreement are not binding upon any of the Fund's Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund, and persons dealing with the Fund must look solely to the assets of the Fund for the enforcement of any claims.

      15. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 14 hereof which shall be construed in accordance with the laws of Massachusetts) the laws of the State of Illinois.

      IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed on the day and year above written.

                                         FIRST TRUST STRATEGIC HIGH INCOME FUND


                                         By: /s/ James A. Bowen
                                             -----------------------------
                                         Name: James A. Bowen
                                         Title:  President

ATTEST: /s/ Mark R. Bradley
        -------------------------
Name:   Mark R. Bradley
Title:  Chief Financial Officer



                                         FIRST TRUST ADVISORS L.P.


                                         By: /s/ James A. Bowen
                                             -----------------------------
                                         Name: James A. Bowen
                                         Title:  President

ATTEST: /s/ Mark R. Bradley
        -------------------------
Name:   Mark R. Bradley
Title:  Chief Financial Officer

                   INTERIM INVESTMENT SUB-ADVISORY AGREEMENT

      AGREEMENT made as of this 12th day of October, 2010 by and among First Trust Strategic High Income Fund, a Massachusetts business trust (the "Fund"), First Trust Advisors L.P., an Illinois limited partnership (the "Manager") and a registered investment adviser with the Securities and Exchange Commission ("SEC"), and Brookfield Investment Management Inc., a Delaware corporation and a registered investment adviser with the SEC (the "Sub-Adviser").

      WHEREAS, the Fund is a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Fund has retained the Manager to serve as the investment manager for the Fund pursuant to an Investment Management Agreement between the Manager and the Fund (as such agreement may be modified from time to time, the "Management Agreement");

      WHEREAS, the Management Agreement provides that the Manager may, subject to the initial and periodic approvals required under Section 15 of the 1940 Act, appoint a sub-adviser at its own cost and expense for the purpose of furnishing certain services required under the Management Agreement;

      WHEREAS, the Fund and the Manager have retained the Sub-Adviser to furnish investment advisory services for the Fund's investment portfolio pursuant to an Investment Sub-Advisory Agreement dated October 14, 2009 (the "Sub-Advisory Agreement");

      WHEREAS, effective this date, James A. Bowen, the President of the Manager, has acquired all the common stock of The Charger Corporation, the general partner to the Manager (the "Transaction");

      WHEREAS, the Transaction may operate as an "assignment" of the Sub-Advisory Agreement that terminates the Sub-Advisory Agreement pursuant to
Section 10 thereof;

      WHEREAS, the Fund and the Manager desire to continue to retain the Sub-Adviser to furnish certain investment advisory services for the Fund's investment portfolio; and

      WHEREAS, the Fund and the Manager desire to enter into this agreement (the "Agreement") pursuant to Rule 15a-4 under the 1940 Act, under which the Sub-Adviser will furnish certain investment advisory services for the Fund upon the terms and conditions hereafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

       1. Appointment. The Fund and the Manager hereby appoint the Sub-Adviser to provide certain sub-investment advisory services to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. The Sub-Adviser shall, for all purposes herein provided, be deemed an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for nor represent the Fund or the Manager in any way, nor otherwise be deemed an agent of the Fund or the Manager.

       2. Services to Be Performed. Subject always to the supervision of the Fund's Board of Trustees and the Manager, the Sub-Adviser will act as sub-adviser for, and manage on a discretionary basis the investment and reinvestment of the assets of the Fund, furnish an investment program in respect of, make investment decisions for, and place all orders for the purchase and sale of securities for the Fund's investment portfolio, all on behalf of the Fund and as described in the Fund's initial registration statement on Form N-2 (File No. 333-124146) as declared effective by the SEC, and as the same may thereafter be amended from time to time. In the performance of its duties, the Sub-Adviser will in all material respects (a) satisfy any applicable fiduciary duties it may have to the Fund, (b) monitor the Fund's investments (provided that except for the compliance responsibilities of the Sub-Adviser with respect to the portfolio services described in the first sentence of this Section 2, the Manager shall remain responsible for the oversight of compliance with the Fund's policies and procedures and its Prospectus and Statement of Additional Information), (c) comply with the provisions of the Fund's Declaration of Trust and By-laws, as amended from time to time and communicated by the Fund or the Manager to the Sub-Adviser in writing, and the stated investment objectives, policies and restrictions of the Fund as such objectives, policies and restrictions may subsequently be changed by the Fund's Board of Trustees and communicated by the Fund or the Manager to the Sub-Adviser in writing, and (d) assist in the valuation of portfolio securities held by the Fund as requested by the Manager or the Fund; provided that prices derived from third parties are the responsibility of such third parties and do not reflect the professional opinion of the Sub-Adviser, and information provided by the Sub-Adviser that may be used to determine "fair value" prices are solely the reflection of the Sub-Adviser's professional opinion and the Fund and the Manager are free to accept or reject this information; the Sub-Adviser is not solely responsible for the pricing of the Fund's securities. The Fund or the Manager has provided the Sub-Adviser with current copies of the Fund's Declaration of Trust, By-laws, prospectus, statement of additional information and any amendments thereto, and any objectives, policies or limitations not appearing therein as they may be relevant to the Sub-Adviser's performance under this Agreement.

      The Sub-Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio investments for the Fund, and is directed to use its commercially reasonable efforts to obtain best execution, which includes most favorable net results and execution of the Fund's orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. Subject to approval by the Fund's Board of Trustees and compliance with the policies and procedures adopted by the Board of Trustees for the Fund and to the extent permitted by and in conformance with applicable law (including Rule 17e-1 of the 1940 Act), the Sub-Adviser may select brokers or dealers affiliated with the Sub-Adviser. It is understood that the Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund, or be in breach of any obligation owing to the Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub-Adviser's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion.

      In addition, the Sub-Adviser may, to the extent permitted by applicable law, aggregate purchase and sale orders of securities placed with respect to the assets of the Fund with similar orders being made simultaneously for other accounts managed by the Sub-Adviser or its affiliates, if in the Sub-Adviser's reasonable judgment such aggregation shall result in an overall economic benefit to the Fund, taking into consideration the selling or purchase price, brokerage commissions and other expenses. In the event that a purchase or sale of an asset of the Fund occurs as part of any aggregate sale or purchase orders, the objective of the Sub-Adviser and any of its affiliates involved in such transaction shall be to allocate the securities so purchased or sold, as well as expenses incurred in the transaction, among the Fund and other accounts in a fair and equitable manner. Nevertheless, the Fund and the Manager acknowledge that under some circumstances, such allocation may adversely affect the Fund with respect to the price or size of the securities positions obtainable or salable, and neither the Fund nor the Manager shall object to any such fair and equitable allocation. Whenever the Fund and one or more other investment advisory clients of the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by the Sub-Adviser to be equitable to each, although such allocation may result in a delay in one or more client accounts being fully invested that would not occur if such an allocation were not made. Moreover, it is possible that due to differing investment objectives or for other reasons, the Sub-Adviser and its affiliates may purchase securities of an issuer for one client and at approximately the same time recommend selling or sell the same or similar types of securities for another client.

      Unless the Fund's Board of Trustees determines otherwise, the Sub-Adviser will vote all proxies solicited by or with respect to the issuers of securities which assets of the Fund's investment portfolio allocated by the Manager to the Sub-Adviser are invested, consistent with the Sub-Adviser's written Proxy Policies and Procedures. The Sub-Adviser will maintain appropriate records in accordance with applicable law detailing its voting of proxies on behalf of the Fund and upon request will provide a report setting forth the proposals voted on and how the Fund's shares were voted, including the name of the corresponding issuers.

      The Sub-Adviser will not arrange purchases or sales of securities between the Fund and other accounts advised by the Sub-Adviser or its affiliates unless
(a) such purchases or sales are in accordance with applicable law (including Rule 17a-7 of the 1940 Act) and the Fund's policies and procedures, (b) the Sub-Adviser reasonably believes the purchase or sale is in the best interests of the Fund, and (c) the Fund's Board of Trustees has approved these types of transactions.

      The Fund may adopt policies and procedures that modify or restrict the Sub-Adviser's authority regarding the execution of the Fund's portfolio transactions provided herein. However, no such policy or procedure shall be binding on the Sub-Adviser unless it is communicated to the Sub-Adviser in writing.

      The Sub-Adviser will communicate to the officers and Trustees of the Fund such information relating to transactions for the Fund as they may reasonably request. In no instance will the Fund's portfolio securities be knowingly purchased from or sold to the Manager, the Sub-Adviser or any affiliated person of any of the Fund, the Manager, or the Sub-Adviser, except as may be permitted under the 1940 Act.

         The Sub-Adviser further agrees that it:

             (a) will use the same degree of skill and care in providing such services as it uses in providing services to other accounts for which it has investment responsibilities under the Investment Advisers Act of 1940;

             (b) will (i) conform in all material respects to all applicable rules and regulations of the SEC, (ii) comply in all material respects with all policies and procedures adopted by the Board of Trustees for the Fund and communicated to the Sub-Adviser in writing and (iii) conduct its activities under this Agreement in all material respects in accordance with any applicable law and regulations of any governmental authority pertaining to its investment advisory activities;

             (c) will report to the Manager and to the Board of Trustees of the Fund on a quarterly basis and will make appropriate persons available for the purpose of reviewing with representatives of the Manager and the Board of Trustees on a regular basis at such times as the Manager or the Board of Trustees may reasonably request in writing regarding the management of the Fund, including, without limitation, review of the general investment strategies of the Fund, the performance of the Fund's investment portfolio in relation to relevant standard industry indices and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Manager or the Board of Trustees of the Fund; and

             (d) will prepare and maintain such books and records with respect to the Fund's securities and other transactions for the Fund's investment portfolio as required for registered investment advisers under applicable law or as otherwise reasonably agreed to by the parties and will prepare and furnish the Manager and the Fund's Board of Trustees such periodic and special reports as the Board or the Manager may reasonably request. The Sub-Adviser further agrees that all records that it maintains for the Fund are the property of the Fund and the Sub-Adviser will surrender promptly to the Fund any such records upon the request of the Manager or the Fund (provided, however, that the Sub-Adviser shall be permitted to retain copies thereof); and shall be permitted to retain originals (with copies to the Fund) to the extent required under Rule 204-2 of the Investment Advisers Act of 1940 or other applicable law.

       3. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other assets (including brokerage commissions, transfer fees, registration costs, taxes and other
similar   costs  and  transaction-related  expenses  and  fees  arising  out  of transactions for the Fund, if any) purchased for the Fund. Moreover, the Sub-Adviser shall not be responsible for payment of any taxes due on capital or income held or collected for the Fund.

       4. Additional Sub-Advisers. Subject to obtaining the initial and periodic approvals required under Section 15 of the 1940 Act and the approval of the Manager, the Sub-Adviser may retain one or more additional sub-advisers at the Sub-Adviser's own cost and expense for the purpose of furnishing one or more of the services described in Section 2 hereof with respect to the Fund. Retention of a sub-adviser hereunder shall in no way reduce the responsibilities or obligations of the Sub-Adviser under this Agreement and the Sub-Adviser shall be responsible to the Fund for all acts or omissions of any sub-adviser in connection with the performance of the Sub-Adviser's duties hereunder.

       5. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Manager will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a portfolio management fee (the "Management Fee") equal to the annual rate of 0.45% of the Fund's Managed Assets (as defined below). The compensation accrued hereunder will be held in an interest-bearing escrow account with the Fund's custodian or another bank (as defined in the 1940 Act) designated by the Fund. If a new investment sub-advisory agreement (the "New Sub-Advisory Agreement") with the Sub-Adviser for the Fund is approved by the vote of a majority of the outstanding voting securities of the Fund by the end of the 150-day term of this Agreement, the amount in the escrow account (including the interest earned) will be paid to the Sub-Adviser. If a majority of the outstanding voting securities of the Fund does not approve the New Sub-Advisory Agreement with the Sub-Adviser within the 150-day period, the Sub-Adviser will be paid, out of the escrow account, the lesser of: (i) any costs incurred by the Sub-Adviser in performing this Agreement (plus interest earned on that amount while in escrow) or (ii) the total amount in the escrow account (plus interest earned).

      For purposes of calculating the Management Fee, Managed Assets means the average daily gross asset value of the Fund (including assets attributable to the Fund's Preferred Shares (as such term is defined in the Fund's prospectus), if any, and the principal amount of borrowings, if any), minus the sum of the Fund's accrued and unpaid dividends on any outstanding Preferred Shares and accrued liabilities (other than the principal amount of any borrowings incurred, commercial paper or notes issued by the Fund). For purposes of determining Managed Assets, the liquidation preference of any outstanding Preferred Shares of the Fund is not treated as a liability.

      For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

       6. Custodian. The assets subject to this Agreement shall be held by the Custodian of the Fund ("Custodian") or by a central depository selected by the Custodian. In no event shall the Sub-Adviser have the power or authority to take custody or possession of any assets of the Fund. The Sub-Adviser is authorized to give instructions to the current or any successor Custodian with respect to all investment decisions regarding such assets. The Sub-Adviser will promptly notify the Custodian of all securities transactions for the Fund and will cooperate with the Custodian in supplying all reasonable information required by the Custodian. All transactions will be consummated by payment or delivery to the Custodian of all cash or securities due to or from the Fund. In the event that any cash or securities are delivered to the Sub-Adviser, the Sub-Adviser will promptly deliver the same over to the Custodian. The Sub-Adviser will instruct all brokers executing orders on behalf of the Fund to forward to the Custodian copies of all brokerage confirmations promptly after execution of each transaction. The Fund will not change the Custodian without giving the Sub-Adviser reasonable prior notice of its intention to do so together with the name of, and other relevant information with respect to, the new Custodian.

       7. Services to Others. The Fund and the Manager acknowledge that the Sub-Adviser now acts, or may in the future act, as an investment adviser to other managed accounts and as investment adviser or investment sub-adviser to one or more other investment companies as set forth in the Sub-Adviser's Form ADV, Part II. In addition, the Fund and the Manager acknowledge that the persons employed by the Sub-Adviser to assist in the Sub-Adviser's duties under this Agreement will not devote their full time to such efforts. It is also agreed that the Sub-Adviser may use any supplemental research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts and for managing its own accounts.

          8. Representations and Warranties.

          (i) Each of the Fund, the Manager and the Sub-Adviser represent and warrant with respect to itself as follows:

            (a) This Agreement has been duly authorized, executed and delivered by such party and constitutes its valid and binding obligation, enforceable in accordance with its terms;

            (b) No governmental authorizations, approvals or consents are required in connection with the execution, delivery or performance of this Agreement by such party;

            (c) To the best of such party's knowledge, there is neither pending nor threatened in writing any action, suit, proceeding or investigation before or by any court or governmental, regulatory, self-regulatory, arbitration or exchange body related to the Fund to which the Manager, the Sub-Adviser and/or the Fund is a party or to which any of its assets are subject, other than what has been previously disclosed to the other parties to this Agreement at the time of the execution and delivery of this Agreement; and

            (d) The foregoing representations and warranties (other than the representation and warranty in clause (b) above) shall be continuing, and if any of them shall cease to be true and accurate in any material respect, such party shall immediately give notice of such to the other parties to this Agreement.

          (ii) Each of the Manager and the Sub-Adviser represents and warrants to each other that such party is registered with the SEC under the U.S. Investment Advisers Act of 1940, as amended, as an "investment adviser".

       9. Limitation of Liability; Indemnification. The Sub-Adviser shall not be liable for, and the Fund and the Manager will not take any action against the Sub-Adviser to hold the Sub-Adviser liable for, any error of judgment or mistake of law or for any loss suffered by the Fund or the Manager (including, without limitation, by reason of the purchase, sale or retention of any security) in connection with the performance of the Sub-Adviser's duties under this Agreement, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties under this Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement.

      The Fund will indemnify and hold harmless the Sub-Adviser, its affiliates and their directors, officers, employees, agents and any person controlled by or controlling the Sub-Adviser from and against, any and all losses, claims, damages, liabilities or litigation (including reasonable attorney's fees and expenses) (collectively, "Losses") incurred by the Sub-Adviser directly relating to the actions of any previous sub-adviser of the Fund, including any claims by third parties (including, but not limited to, any claims made or actions brought by any administrative or regulatory authority) relating to, arising from or premised on any Losses arising out of or relating to the Fund's investments in any securities that were owned by the Fund on June 29, 2009 (provided that such indemnification arising from or premised on any Losses arising out of or relating to the Fund's investments in any securities that were owned by the Fund on June 29, 2009 shall not apply in the event that such Losses are finally judicially determined to have resulted from the willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties under this Agreement, or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement). The Sub-Adviser shall give the Fund prompt notice of any claim asserted or threatened against the Sub-Adviser with respect to which the Sub-Adviser intends to seek indemnification from the Fund as herein provided. The Fund shall be entitled to participate at its own expense in the defense of such action. In addition, if the Fund notifies the Sub-Adviser in writing within a reasonable time after the Fund receives such notice, the Fund may assume the defense of such action with counsel chosen by the Fund which counsel is reasonably acceptable to the Sub-Adviser. Nothing in this Agreement shall in any way constitute a waiver or limitation of any rights which the Fund may have under federal securities laws.

      10. Term; Termination. This Agreement shall become effective upon consummation of the Transaction (the "Effective Date") and shall remain in full force for (i) 150 days following the Effective Date or (ii) until a vote of a majority of the outstanding voting securities of the Fund shall approve the New Sub-Advisory Agreement with the Sub-Adviser or (iii) unless sooner terminated as hereinafter provided, whichever occurs first.

      This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Manager or the Sub-Adviser upon sixty (60) days' written notice to the other parties. This Agreement may also be terminated by the Fund by action of the Board of Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund upon ten (10) calendar days' written notice to the Sub-Adviser by the Fund without payment of any penalty.

      This Agreement may be terminated at any time without the payment of any penalty by the Manager, the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund in the event that it shall have been established by a court of competent jurisdiction that the Sub-Adviser or any officer or director of the Sub-Adviser has taken any action that results in a breach of the material covenants of the Sub-Adviser set forth herein.

      The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations promulgated thereunder.

      Termination of this Agreement shall not affect the right of the Sub-Adviser to receive payments on any unpaid balance of the compensation described in Section 5 earned prior to such termination and for any additional period during which the Sub-Adviser serves as such for the Fund, subject to applicable law.

      11. Compliance Certification. From time to time the Sub-Adviser shall provide such certifications with respect to Rule 38a-1 under the 1940 Act as are reasonably requested by the Fund or Manager. In addition, the Sub-Adviser will, from time to time, provide a written assessment of its compliance program in conformity with current industry standards that is reasonably acceptable to the Fund to enable the Fund to fulfill its obligations under Rule 38a-1 under the 1940 Act.

      12. Notice. Any notice under this Agreement shall be sufficient in all respects if given in writing and delivered by commercial courier providing proof of delivery and addressed as follows or addressed to such other person or address as such party may designate in writing for receipt of such notice.

If to the Manager or the Fund:                    If to the Sub-Adviser:

First Trust Strategic High Income Fund            Brookfield Investment Management Inc.
First Trust Advisors L.P.                         200 Vesey Street, 10th Floor
120 E. Liberty Drive, Suite 400                   Three World Financial Center
Wheaton, Illinois 60187                           New York, New York 10281-1010
Attention:  Secretary                             Attention: General Counsel

      13. Limitations on Liability. All parties hereto are expressly put on notice of the Fund's Declaration of Trust and all amendments thereto, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, and the limitation of shareholder and Trustee liability contained therein, a copy of which has been provided to the Sub-Adviser prior to the date hereof. This Agreement is executed on behalf of the Fund by the Fund's officers in their capacity as officers and not individually and is not binding upon any of the

Trustees, officers or shareholders of the Fund individually but the obligations imposed upon the Fund by this Agreement are binding only upon the assets and property of the Fund, and persons dealing with the Fund must look solely to the assets of the Fund for the enforcement of any claims.

      14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

      15. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 13 hereof, which shall be construed in accordance with the laws of the Commonwealth of Massachusetts) the laws of the State of Illinois, without regard to its conflict of laws principles.

      16. Amendment, Etc. This Agreement may only be amended, or its provisions modified or waived, in a writing signed by the party against which such amendment, modification or waiver is sought to be enforced.

      17. Authority. Each party represents to the others that it is duly authorized and fully empowered to execute, deliver and perform its obligations under this Agreement. The Fund represents that engagement of the Sub-Adviser has been duly authorized by the Fund and is in accordance with the Fund's Declaration of Trust and other governing documents of the Fund.

      18. Severability. Each provision of this Agreement is intended to be severable from the others so that if any provision or term hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remaining provisions and terms hereof; provided, however, that the provisions governing payment of the Management Fee described in Section 5 are not severable.

      19. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties hereto with respect to the subject matter expressly set forth herein.

      IN WITNESS WHEREOF, the Fund, the Manager and the Sub-Adviser each have caused this Agreement to be executed as of the day and year first above written.


FIRST TRUST ADVISORS L.P.                  BROOKFIELD INVESTMENT MANAGEMENT INC.

By /s/ James A. Bowen                      By /s/ Kim G. Redding
   -------------------------------          --------------------------
     Title:James A. Bowen, President          Title: Kim G. Redding, CEO


FIRST TRUST STRATEGIC HIGH INCOME FUND

By /s/ James A. Bowen
   -------------------------------
     Title:James A. Bowen, President